UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [   ]

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[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2)
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-12
_______________________________________________________________________________________________________________

 JNL Series Trust
JNL Investors Series Trust
________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JNL SERIES TRUST

JNL INVESTOR SERIES TRUST

JOINT SPECIAL MEETING OF SHAREHOLDERS

MONDAY, MARCH 15, 2021

IMPORTANT SHAREHOLDER INFORMATION
PLEASE VOTE PROMPTLY

VOTING IS QUICK AND EASY

Dear Contract Owner:

We recently sent you proxy materials regarding important proposals effecting your investment in one or more of the Funds. These proposals will be considered at the Joint Special Meeting of Shareholders on Monday, March 15, 2021 at 9:00 a.m. Eastern Time at 1 Corporate Way, Lansing, Michigan 48951. This letter has been sent to you because we have not received your vote.

Your vote is critical to this process. Please vote online, by mail, or by phone prior to the Joint Special Meeting on March 15, 2021.

Thank you for your prompt attention to this matter. If you have already voted, please disregard this notice.

Mark D. Nerud

Trustee, President, and Chief Executive Officer

Read the enclosed materials and
vote by one of these four options:

Vote Online Visit the website noted on the enclosed voting instruction card and follow the instructions.	Vote by Mail Mail your signed voting instruction card in the postage-paid envelope.

Vote by Phone Call the toll-free number printed on the enclosed voting instruction card and follow the automated instructions. This number is available 7 days a week, 24 hours a day.	Speak with a Proxy Specialist Call 866-209-5784 with any questions. Specialists can assist with voting and are available Monday-Friday from 9 a.m. – 11 p.m. ET and Saturday from 12:00 noon – 6 p.m. ET